Exhibit 10.78

FORM OF UNSECURED PROMISSORY NOTE AGREEMENT PLUS WARRANT

NOVEMBER 7, 2018	US $

NORTHWEST BIOTHERAPEUTICS, INC
10% NON-RECOURSE REDEEMABLE NOTE
DUE NOVEMBER 7, 2019

FOR VALUE RECEIVED, Northwest Biotherapeutics, Inc. (the “Company”) promises to pay to the order of                 and his authorized successors and permitted assigns (“Holder”), the aggregate principal face amount of               Dollars (U.S. $              ) on November 7th, 2019 (“Maturity Date”), including a 5% Original Issue Discount (“OID”) of                           Dollars ($                    ), and to accrue interest on the principal amount outstanding hereunder at the rate of 10% per annum commencing on November 7, 2018. Upon execution of the Note, Holder shall wire to the Company $                . The principal of, and interest on, this Note are payable at the address or wire account of the Holder last appearing on the records of the Company as designated in writing by the Holder hereof from time to time. The Company will pay all interest payments and the outstanding principal due upon this Note before or on the Maturity Date, less any amounts required by law to be deducted or withheld, to the Holder of this Note by check or wire transfer addressed to· ·such Holder at the last address appearing on the records of the Company. The forwarding ·of such check or wire transfer shall constitute a payment of outstanding principal and interest hereunder and shall satisfy and discharge the liability for principal on this Note to the extent of the sum represented by such check or wire transfer.

This Note is subject to the following additional provisions:

1.           This Note is exchangeable for an equal aggregate principal amount of Notes of different authorized denominations, as requested by the Holder surrendering the same. No service charge will be made for such registration or transfer or exchange, except that Holder shall pay any tax or other governmental charges payable in connection therewith.

2.           The Company shall be entitled to withhold from all payments any amounts required to be withheld under applicable laws.

3.           This Note may be transferred or exchanged only in compliance with the Securities Act of 1933, as amended (“Act”) and applicable state securities laws. Any attempted transfer to a non-qualifying party shall be treated by the Company as void. Prior-to due presentment for transfer of this Note, the Company and any agent of the Company may treat the person in whose name this Note is duly registered on the Company’s records as the owner hereof for all other purposes, whether or not this Note be overdue, and neither the Company nor any such agent shall be affected or bound by notice to the contrary.

4.           This Note may be prepaid by the Company on 10 calendar days written notice to Holder for all principal and interest then owing multiplied by the following factors:

(a)	1.1 multiplied by the then outstanding principal and interest during the first four months
(b)	1.05 multiplied by the then outstanding principal and interest during the second four months
(c)	1.015 multiplied by the then outstanding principal and interest during the third four months.

5.           Any time after the beginning of the fifth month following the execution of this Note, starting on March 6, 2019, the Holder of this Note may notify the Company with 10 day’s written Notice that it will be executing a right to redeem the Note. Company shall respond with payment within 10 business days of receiving this Notice.

6.           In case of any Sale Event in connection with which this Note is not re-deemed or converted, the Company shall cause effective provision to be made so that the Holder of this Note shall have the right thereafter, by converting this Note, to purchase or convert this Note into the kind and number of shares of stock or other securities or property (including cash) receivable upon such reclassification, capital reorganization or other change, consolidation or merger by a holder. The foregoing provisions shall similarly apply to successive Sale Events. If the consideration received by the holders of Common Stock is other than cash, the value shall be as determined by the Board of Directors of the Company or successor person or entity acting in good faith.

7.           No provision of this Note shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, and interest on, this Note at the time, place, and rate, and in the form, herein prescribed.

8.           The Company agrees to pay all costs and expenses, including reasonable attorneys’ fees and expenses, which may be incurred by the Holder in collecting any amount due under this Note.

9.           If one or more of the following described “Events of Default” shall occur:

(a)         The Company shall default in the payment of principal or interest on this Note; or

(b)         Any of the representations or warranties made by the Company herein or in any certificate or financial or other written statements heretofore or hereafter furnished by or on behalf of the Company in connection with the execution and delivery of this Note shall be false or misleading in any respect; or

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(c)           The Company shall fail to perform or observe, in any respect, any covenant, term, provision, condition, agreement or obligation of the Company under this Note; or

(d)          The Company shall (1) become insolvent; (2) admit in writing its inability to pay its debts generally as they mature; (3) make an assignment for the benefit of creditors or commence proceedings for its dissolution; (4) apply for or consent to the appointment of a trustee, liquidator or receiver for its or for a substantial part of its property or business; (5) file a petition for bankruptcy relief, consent to the filing of such petition or have filed against it an involuntary petition for bankruptcy relief, all under federal or state laws as applicable; or

(e)          A trustee, liquidator or receiver shall be appointed for the Company or for a substantial part of its property or business without its consent and shall not be discharged within thirty (30) days after such appointment; or

Any governmental agency or any court of competent jurisdiction at the instance of any governmental agency shall assume custody or control of the whole or any substantial portion of the properties or assets of the Company; or

(g)           Bankruptcy, reorganization, insolvency or liquidation proceedings, or other proceedings for relief under any bankruptcy law or any law for the relief of debtors shall be instituted voluntarily by or involuntarily against the Company; or

(h)          Northwest Biotherapeutics shall have its Common Stock delisted from any current exchange it is now on, or, if the Common Stock trades on an exchange, then trading in the Common Stock shall be suspended for more than 15 consecutive days;

Then, or at any time thereafter, unless cured, and in each and every such case, unless such Event of Default shall have been waived in writing by the Holder (which waiver shall not be deemed to be a waiver of any subsequent default) at the option of the Holder and in the Holder’s sole discretion, the Holder may consider this Note immediately due and payable, without presentment, demand, protest or (further) notice of any kind (other than notice of acceleration), all of which are hereby expressly waived, anything herein or in any note or other instruments contained to the contrary notwithstanding, and the Holder may immediately, and without expiration of any period of grace, enforce any and all of the Holder’s rights and remedies provided herein or any other rights or remedies afforded by law. Upon an Event of Default, interest shall be accrued at a default interest rate of 15% per annum or, if such rate is usurious or not permitted by current law, then at the highest rate of interest permitted by law.

If the Holder shall commence an action or proceeding to, enforce any provisions of this Note, including without limitation engaging an attorney, then the Holder shall be reimbursed by the Company for its attorneys’ fees and other costs and expenses incurred in the investigation, preparation and prosecution of such action or proceeding.

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10.          In case any provision of this Note is held by a court of competent jurisdiction to be excessive in scope or otherwise invalid or unenforceable, such provision shall be adjusted rather than voided, if possible, so that it is enforceable to the maximum extent possible, and the validity and enforceability of the remaining provisions bf this Note will not in any way be affected or impaired thereby.

11.          Neither this Note nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the Company and the Holder.

12.          This Note shall be governed by and construed in accordance with the laws of New York applicable to contracts made and wholly to be performed within the State of New York and shall be binding upon the successors and assigns of each party hereto. The Holder and the Company hereby mutually waive trial by jury and consent to exclusive jurisdiction and venue in the courts of the State of New York. This Agreement may be executed in counterparts, and the facsimile transmission of an executed counterpart to this Agreement shall be effective as an original.

13.          At the time of the execution of this Note, the Holder shall receive a two year warrant with Exercise shares equal to 50% of the $             Principal due under this note divided by the Exercise Price of 35 cents per share for a total of              Exercise Shares. The form of this warrant is attached as Exhibit 1 to the Note.

(Signature Page to Follow)

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IN WITNESS WHEREOF, the Company has caused this Note to be duly executed by an officer thereunto duly authorized.

Dated: November 7, 2018

NORTHWEST BIOTHERAPEUTICS, INC.

By:	/s/ Leslie J. Goldman
Name: Leslie J. Goldman
Title: Senior Vice President